As filed with the Securities and Exchange Commission on May 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xylem Inc.

(Exact name of registrant as specified in its charter)

Indiana	45-2080495
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 Water Street SE

Washington, DC 20003

(Address of Principal Executive Offices, Zip Code)

Xylem 2011 Omnibus Incentive Plan

(Full title of the plan)

Dorothy G. Capers

Senior Vice President, General Counsel

Xylem Inc.

301 Water Street SE

Washington, DC 20003

(202) 869-9150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Collins, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036-5306

Telephone: (202) 955-8500

Facsimile: (202) 467-0539

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Xylem Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 for the purpose of registering additional 2,700,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable under the Xylem 2011 Omnibus Incentive Plan (as amended and restated, the “Plan”), which shares are added to the number of shares available for issuance under the Plan from the shares previously available for issuance under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan and the EWT Holdings I Corp. Stock Option Plan effective as of the consummation of the transaction whereby Fore Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Registrant, merged with and into Evoqua Water Technologies Corp., a Delaware corporation (“Evoqua”), with Evoqua surviving as a direct, wholly-owned subsidiary of the Registrant. Such shares are in addition to the 18,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on October 28, 2011 (File No. 333-177607) and the 3,200,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on November 18, 2022 (File No. 333-268476) (collectively, the “Prior Registration Statements”) with respect to the Plan.

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2017).

4.2	Fifth Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 15, 2022).

5.1*	Opinion of Barnes & Thornburg LLP.

23.1*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Xylem 2011 Omnibus Incentive Plan (Amended and Restated as of February 24, 2016) (incorporated by reference to Exhibit 10.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 26, 2016).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on May 24, 2023.

XYLEM INC.

By:	/s/ Patrick K. Decker
Name:	Patrick K. Decker
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick K. Decker, Sandra E. Rowland and Dorothy G. Capers his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Patrick K. Decker Patrick K. Decker	President and Chief Executive Officer - Director (Principal Executive Officer)	May 24, 2023

/s/ Sandra E. Rowland Sandra E. Rowland	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2023

/s/ Geri McShane Geri McShane	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 24, 2023

/s/ Robert F. Friel Robert F. Friel	Chair of the Board of Directors	May 24, 2023

/s/ Jeanne Beliveau-Dunn Jeanne Beliveau-Dunn	Director	May 24, 2023

/s/ Earl R. Ellis Earl R. Ellis	Director	May 24, 2023

/s/ Victoria D. Harker Victoria D. Harker	Director	May 24, 2023

/s/ Steven R. Loranger Steven R. Loranger	Director	May 24, 2023

/s/ Mark D. Morelli Mark D. Morelli	Director	May 24, 2023

/s/ Jerome A. Peribere Jerome A. Peribere	Director	May 24, 2023

/s/ Uday Yadav Uday Yadav	Director	May 24, 2023

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